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                                                                    EXHIBIT 99.1

                             CROSS REFERENCE SHEET

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                                                 LOCATION IN 2005 BRITISH COLUMBIA FINANCIAL AND
                                                 ECONOMIC REVIEW (THE "REVIEW")(1) INCLUDED AS
INFORMATION RELATING TO PROVINCIAL DEBT          EXHIBIT 99.4, OR IN OTHER EXHIBIT TO ANNUAL REPORT
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PROVINCE OF BRITISH COLUMBIA
  General Description of the Province..........  Page 2
  Constitutional Framework.....................  App. 3, p. 106-8

THE ECONOMY
  Recent Economic Developments.................  Ch. 1; App. 1, p. 22-36
    Economic Structure and Primary
      Industries...............................  Ch. 1; App. 1, p. 26 (Table A1.3)
  Capital Investment...........................  Ch. 1; p. 9; App. 1, p. 29 (Table A1.6)
  Foreign Trade................................  Ch. 1; p. 10; App. 1, p. 30
  Labour Market and Employment.................  Ch. 1, p. 12-14; App. 1, p. 28 (Table A1.5)

PROVINCIAL REVENUE AND EXPENDITURE
  Financial Administration and Reporting.......  Ch. 2; App. 2
  Special Funds................................  Ch. 2; App. 2, p. 76
  Summary Statement of General Fund and Special
    Funds Revenue and Expenditure..............  Ch. 2; App. 2
  Unaudited Financial Results..................  Ch. 2, pp. 38-54
  Major Sources of Revenue.....................  Ch. 2, pp. 41-47; App. 2, pp. 82-83
  Expenditure by Function......................  Ch. 2, pp. 48-51, App. 2, pp. 84-85

GOVERNMENT CORPORATIONS
  Government Corporation Debt..................  Ch. 2, pp. 59-61; App. 2, pp. 92-93; Exhibit 99.3

DEBT OF THE PROVINCE
  Direct and Guaranteed Debt...................  Ch. 2, pp. 59-61; App. 2, pp. 92; Exhibit 99.3
  Financing Requirements.......................  Exhibit 99.3
  Sinking Fund Management......................  Exhibit 99.3

CONSOLIDATED FUNDED DEBT OF THE PUBLIC
  SECTOR.......................................  Exhibit 99.3

CANADIAN FOREIGN EXCHANGE RATE AND
INTERNATIONAL RESERVES.........................  Exhibit 99.3

DETAILED FINANCIAL STATEMENTS OF THE PROVINCE
  Statement of General Fund Revenue by
    Source.....................................  App. 2, pp. 82-83
  Statement of General Fund and Special Fund
    Expenditure by Function....................  App. 2, pp. 84-85
  Statement of Direct Funded and Unfunded
    Debt.......................................  Exhibit 99.3
  Statement of Guaranteed Funded Debt..........  Exhibit 99.3
  Statement of Non-Guaranteed Debt.............  Exhibit 99.3
  Pension Funds................................  Ch. 2, pp.76-77
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(1) Chapter and Appendix and page numbers indicate the location of information in the Review.

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